EXHIBIT 21

INDEPENDENCE HOLDING COMPANY

Subsidiary	Jurisdiction

Independence Capital Corp.	Delaware
Standard Security Life Insurance Company of New York	New York
Standard Security Investors Corporation	New York
Majestic Underwriters, LLC	Delaware
Alliance Underwriters, LLC	Delaware
IHC Health Holdings Corp.	Delaware
IHC Administrative Services, Inc.	Arizona
IHC Management Services, Inc.	Arizona
IHC Health Solutions, Inc.	Indiana
Health Plan Administrators, Inc.	Illinois
Innovative Medical Risk Management, Inc.	Delaware
IHC Carrier Solutions, Inc.	Delaware
Madison National Life Insurance Company, Inc.	Wisconsin
IHC Financial Group, Inc.	Delaware
Madison Investors Corporation	Delaware
American Independence Corp.	Delaware
Independence American Holdings Corp.	Delaware
Independence American Insurance Company	Delaware
HealthInsurance.org, LLC	Delaware
IHC Risk Solutions, LLC.	Delaware
IHC SB Holdings, LLC	Delaware
IPA Family, LLC	Delaware
IPA Direct, LLC	Delaware
IHC Specialty Benefits, Inc.	Delaware
Madison Standard Corp.	Wisconsin
Independence Preferred Trust I	Delaware
Independence Preferred Trust II	Delaware
Independence Preferred Trust III	Delaware